Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

WHEREAS, Avaya Inc., a Delaware corporation (hereinafter referred to as the “Company”), proposes to file with the Securities and Exchange Commission, under the provisions of the Securities Act of 1933, as amended, a Registration Statement on Form S-8 relating to certain securities to be issued by the Company under the Avaya Inc. 2004 Long Term Incentive Plan (the “Registration Statement”); and

WHEREAS, the undersigned is a Director and/or Officer of the Company, as indicated by his or her signature.

NOW, THEREFORE, the undersigned hereby constitutes and appoints Pamela F. Craven, Caroline Dorsa and Eric M. Sherbet and each of them, as attorneys, with full power of substitution and re-substitution, for and in the name, place and stead of the undersigned, and in the capacity of the undersigned as a Director and/or Officer of the Company, to execute and file such Registration Statement and any amendments or supplements thereto (including any post-effective amendments), with all exhibits thereto, hereby giving and granting to said attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever requisite and necessary to be done in and about the premises, as fully, to all intents and purposes, as the undersigned might or could do if personally present at the doing thereof, hereby ratifying and confirming all that said attorneys may or shall lawfully do, or cause to be done, by virtue hereof.

IN WITNESS WHEREOF, the undersigned has executed this Power of Attorney as of the date indicated below:

Signature	Title	Date

Director, President and
/s/ Louis J. D’Ambrosio	Chief Executive Officer	June 19, 2007
Louis J. D’Ambrosio	(Principal Executive Officer)

/s/ Caroline Dorsa	Senior Vice President and Chief Financial Officer	June 18, 2007
Caroline Dorsa	(Principal Financial Officer)

/s/ Amarnath K. Pai	Vice President, Finance Operations and Corporate Controller	June 18, 2007
Amarnath K. Pai	(Principal Accounting Officer)

/s/ Bruce R. Bond	Director	June 18, 2007
Bruce R. Bond

/s/ Frank J. Fanzilli	Director	June 15, 2007
Frank J. Fanzilli

/s/ Joseph P. Landy	Director	June 18, 2007
Joseph P. Landy

/s/ Mark Leslie	Director	June 18, 2007
Mark Leslie

/s/ Philip A. Odeen	Director	June 15, 2007
Philip A. Odeen

/s/ Hellene S. Runtagh	Director	June 15, 2007
Hellene S. Runtagh

/s/ Daniel C. Stanzione	Director	June 15, 2007
Daniel C. Stanzione

/s/ Paula Stern	Director	June 15, 2007
Paula Stern

/s/ Anthony P. Terracciano	Director	June 17, 2007
Anthony P. Terracciano

/s/ Michael Thurk	Director	June 19, 2007
Michael C. Thurk

/s/ Richard F. Wallman	Director	June 15, 2007
Richard F. Wallman

/s/ Ronald L. Zarrella	Director	June 18, 2007
Ronald L. Zarrella